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PROXY                                                               EXHIBIT 99.1

                              NELLCOR INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS -- AUGUST 24, 1995

    C. Raymond Larkin, Jr. and Laureen DeBuono, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Special Meeting of Stockholders of NELLCOR INCORPORATED ("Nellcor"), to be held at Nellcor's offices at 4280 Hacienda Drive, Pleasanton, California 94588 at 10:00 a.m. on
Thursday, August 24, 1995, or any adjournment or postponement thereof, as set forth on the reverse side.

    THE  BOARD OF  DIRECTORS RECOMMENDS  A VOTE  "FOR" APPROVAL  OF EACH  OF THE
PROPOSALS LISTED ON THE REVERSE SIDE.

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE
VOTED "FOR" APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

    /X/ Please mark votes as in this example.

    THIS PROXY ALSO GRANTS TO THE PROXYHOLDERS THE AUTHORITY TO VOTE THE  SHARES
IN THEIR DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL
MEETING.

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
1.         To approve the issuance of Nellcor
           Common Stock in connection with the
           Agreement and Plan of Merger, dated as
           of May 21, 1995, as amended, among
           Nellcor, Puma Merger Corporation, a
           wholly-owned subsidiary of Nellcor
           ("Sub"), and Puritan-Bennett Corporation
           ("P-B"), pursuant to which Sub will be
           merged with and into P-B, and P-B will
           become a wholly-owned subsidiary of
           Nellcor.
           FOR  / / AGAINST  / / ABSTAIN  / /
2.         To approve an amendment to the Restated
           Certificate of Incorporation of Nellcor
           to change Nellcor's corporate name to
           Nellcor Puritan Bennett Incorporated.
           FOR  / / AGAINST  / / ABSTAIN  / /
3.         To approve the adoption of Nellcor's
           1995 Merger Stock Incentive Plan.
           FOR  / / AGAINST  / / ABSTAIN  / /
4.         To approve the adoption of an amendment
           to Nellcor's 1994 Equity Incentive Plan
           to increase the number of shares of
           Nellcor Common Stock authorized for
           issuance under the Plan from 1,500,000
           shares to 2,500,000 shares.
           FOR  / / AGAINST  / / ABSTAIN  / /

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

SIGNATURE: ___________________________________________  DATE ___________________

SIGNATURE: ___________________________________________  DATE ___________________

    Please sign exactly as signer's name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.